UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 17, 2014

Date of Report (Date of earliest event reported)

Bellicum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2130 W. Holcombe Blvd., Ste. 800 Houston, TX		77030
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 558-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 23, 2014, the closing of initial public offering (“IPO”) of shares of the common stock of Bellicum Pharmaceuticals, Inc. (the “Company”) resulted in aggregate gross proceeds to the Company of approximately $160.6 million. The IPO triggered an acceleration of the payment of $15,000,000 due to ARIAD Pharmaceuticals, Inc., under the Omnibus Amendment Agreement between the Company and ARIAD Pharmaceuticals, Inc., dated October 3, 2014 (the “Amendment Agreement”), and Promissory Note issued by the Company to ARIAD Pharmaceuticals, Inc., dated October 3, 2014 (the “Note”). As a result of such acceleration, such payment is due within five days of the closing of the IPO. The Company also intends to make an additional payment of $20,000,000 at the same time, which payments will, collectively, extinguish the Note. A copy of the Amendment Agreement and Note are filed as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Series C Preferred Stock Issued Upon Exercise of Warrants

In connection with the effectiveness of the Company’s registration statement on Form S-1 for the IPO on December 17, 2014, the Company issued 6,488,792 shares of its Series C convertible preferred stock upon the exercise of outstanding warrants. The Company received aggregate cash consideration of approximately $39.1 million for such exercises. The shares of Series C convertible preferred stock issued upon such exercises converted into an aggregate of 3,837,727 shares of the Company’s common stock upon the closing of the IPO.

Common Stock Issued as Dividend

On December 4, 2014, the Board of Directors of the Company declared an accrued dividend of approximately $3.4 million, payable to the holders of the Company’s Series B convertible preferred stock upon the conversion of such shares into shares of the Company’s common stock at the closing of the IPO. The dividend was payable in cash unless a holder requested that such dividend be paid in shares of the Company’s common stock. Thirty five holders of Series B convertible preferred stock requested that their dividends be paid in shares of the Company’s common stock, resulting in the issuance of 168,199 shares of Common Stock on December 23, 2014 in lieu of an aggregate of approximately $3.2 million of cash dividend payments, following the closing of the IPO.

Common Stock Issued Upon Exercise of Warrants

On December 23, 2014, in connection with the closing of the IPO, the Company issued 118,958 shares of its common stock upon the exercise of outstanding warrants. The Company received aggregate cash consideration of approximately $49,000 and an aggregate of 649 shares of the Company’s common stock issuable under such warrants were forfeited due to net exercises of certain of the warrants.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On December 23, 2014, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock (“IPO”). The Company’s board of directors and stockholders previously approved the Restated Certificate effective as of and contingent upon the closing of the Company’s initial public offering.

A copy of the Restated Certificate is furnished herewith as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of December 23, 2014, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Bylaws effective as of and contingent upon the closing of the IPO.

A copy of the Restated Bylaws is furnished herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Bellicum Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Bellicum Pharmaceuticals, Inc.

10.1	Omnibus Amendment Agreement by and between the Company and ARIAD Pharmaceuticals, Inc., dated October 3, 2014 (Filed as Exhibit 10.16 to the Company’s registration statement on Form S-1 (File No. 333-200328), originally filed with the SEC on November 18, 2014, and incorporated herein by reference)

10.2	Promissory Note issued by the Company to ARIAD Pharmaceuticals, Inc., dated October 3, 2014 (Filed as Exhibit 10.26 to the Company’s registration statement on Form S-1 (File No. 333-200328), originally filed with the SEC on November 18, 2014, and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: December 23, 2014	By:	/s/ Thomas J. Farrell
Thomas J. Farrell
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Bellicum Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Bellicum Pharmaceuticals, Inc.

10.1	Omnibus Amendment Agreement by and between the Company and ARIAD Pharmaceuticals, Inc., dated October 3, 2014 (Filed as Exhibit 10.16 to the Company’s registration statement on Form S-1 (File No. 333-200328), originally filed with the SEC on November 18, 2014, and incorporated herein by reference)

10.2	Promissory Note issued by the Company to ARIAD Pharmaceuticals, Inc., dated October 3, 2014 (Filed as Exhibit 10.26 to the Company’s registration statement on Form S-1 (File No. 333-200328), originally filed with the SEC on November 18, 2014, and incorporated herein by reference)